Calculation of Filing Fee Tables
S-3
Informatica Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Equity	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	8	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[5]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[6]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[7]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[8]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary share. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a "pay-as-you-go" basis in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.